Exhibit 10.5

Amendment No. 2

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 is made and entered into effective as of the 15th day of August, 2007 (“Amendment”) to the EMPLOYMENT AGREEMENT dated April 1, 2004, as amended by AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated November 9, 2005 (“Agreement”) by and between Thomas Furr and Smart Online, Inc.

WHEREAS, the parties to the Agreement desire to amend Section 2. (a) to the agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2. (a) of the Agreement shall be deleted in its entirety and replaced with a new Section 2. (a) as follows:

“(a) During the Employment Period, the Employee shall serve as a full-time employee of the Company as Chief Strategy Officer. With such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities not inconsistent therewith as may from time to time assigned to him by the President, Chief Executive Officer or Board of Directors.”

2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment No. 2, effective as of the date set forth above.

SMART ONLINE, INC. By: /s/ Dennis Michael Nouri Name: Title:	THOMAS P. FURR /s/ Thomas P. Furr